NEWS RELEASE
Tekelec Announces Q1 2007 Results
Morrisville, N.C. May 3, 2007 — Tekelec (NASDAQ: TKLC), a leading developer of high-performance network applications for next-generation fixed, mobile and packet networks, today announced its results for the three months ended March 31, 2007. Results from continuing operations for all periods presented include the results from the Network Signaling Group (“NSG”) and the Communications Software Solutions Group (“CSSG”). Results of the Company’s Switching Solutions Group (“SSG”) for the first quarter of 2007 and 2006 and the results of the IEX contact center (“IEX”) business unit for the first quarter of 2006 are included in the results from discontinued operations.
Results from Continuing Operations
Revenue from continuing operations for the first quarter of 2007 was $108.8 million, up 68% compared to $64.9 million for the first quarter of 2006. For the first quarter of 2007, the Company had orders from continuing operations of $79.2 million, compared to $86.4 million for the first quarter of 2006. Backlog from continuing operations as of March 31, 2007 was $360.0 million compared to $389.6 million as of December 31, 2006.
On a GAAP basis, the Company reported income from continuing operations for the first quarter of 2007 of $3.0 million, or $0.04 per diluted share, compared to a loss from continuing operations of $10.3 million, or $0.15 loss per diluted share, for the first quarter of 2006. On a non-GAAP basis, income from continuing operations for the first quarter of 2007 was $10.6 million, or $0.15 per diluted share, compared to a loss from continuing operations of $6.9 million, or $0.10 loss per diluted share, for the first quarter of 2006. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.
Results from Discontinued Operations
The Company completed the sale of the SSG business to GENBAND Inc. (“GENBAND”) on April 21, 2007 and the results of the operations of SSG have been presented as a discontinued operation in the three months ended March 31, 2006 and March 31, 2007. In addition, the Company completed the sale of the IEX contact center business to NICE Systems, Inc. on July 6, 2006 and the operations of IEX have been presented as a discontinued operation in the three months ended March 31, 2006. On a GAAP basis, the loss from discontinued operations in the first quarter of 2007 was $53.5 million, or $0.76 loss per diluted share, compared to a loss from discontinued operations of $6.2 million, or $0.09 loss per diluted share, in the first quarter of 2006.
Loss on Sale of SSG
On April 21, 2007, the Company completed the sale of the SSG business to GENBAND for total proceeds of $16 million which included $11.2 million of GENBAND stock issued at the closing and $3.8 million of GENBAND stock held in escrow until the expiration of the one year indemnity period. In addition, the Company received $1 million in cash at closing. The Company estimates that the total loss on the disposition of SSG will be between $50 and $60 million on an after tax basis. The actual net loss is subject to change pending final determination of the net assets of the SSG business on the closing date, the actual expense of severance costs, facility costs, transaction costs and other adjustments. The estimated cash impact on Tekelec after tax benefits is not expected to be significant.
The current estimated loss on disposition of SSG of $50 to $60 million net of tax, includes (i) a pretax impairment charge of $59.6 million recorded on the net assets during the first quarter of 2007, reflecting the estimated impairment of the assets on the balance sheet as of March 31, 2007 in anticipation of the sale of the SSG business; (ii) a pretax restructuring charge of $10.4 million recorded during the first quarter of 2007, representing estimated severance and other employee termination costs associated with employees not transferring to GENBAND, and (iii) an estimated pretax restructuring charge of $6.0 to $8.0 million associated with certain lease exit and moving costs to be incurred in connection with our exit of the facilities in Plano, Texas utilized by the SSG business. We currently expect to complete this exit the second half of 2007.
Consolidated Results
On a GAAP basis, the net loss on a consolidated basis for the three months ended March 31, 2007 was $50.5 million, or $0.72 loss per diluted share, compared to net a loss on a consolidated basis for the three months ended March 31, 2006 of $16.5 million, or $0.25 loss per diluted share.
Balance Sheet Results
After accounting for the assets and liabilities of SSG as a discontinued operation, Tekelec’s consolidated cash, cash equivalents and short-term investments at March 31, 2007 totaled $450.0 million, up from $424.4 million at December 31, 2006. Deferred revenues from continuing operations were $173.3 million at March 31, 2007, down from $195.8 million at December 31, 2006.
Frank Plastina, president and chief executive officer of Tekelec, stated “We are pleased by the strong results of our continuing operations and our strong balance sheet at the end of the first quarter of this year. We are also glad to have settled the litigation with Bouygues and completed the sale of SSG to GENBAND, both of which were very positive developments for Tekelec. We look forward to focusing our resources on opportunities in our core business.”
Conference Call
Tekelec has scheduled a conference call for Thursday, May 3, 2007, for management to discuss first quarter 2007 results. The Company also plans to provide on its web site immediately prior to the call non-GAAP numbers (including GAAP reconciliations) for the first quarter and to discuss during this call certain forward looking information concerning the Company’s prospects for 2007.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Thursday, May 3, 2007, at 8:00 a.m. EDT. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 10:30 a.m. on May 3rd and for 90 days thereafter.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID #7780405.

Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including a full non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures and the resulting non-GAAP statements of operations to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures within the non-GAAP statement of operations and the non-GAAP statement of operations itself are utilized by the Company’s management and board of directors to determine incentive compensation and evaluate key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of each of the non-GAAP measures, including the full non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Quarterly Reports on Form 10-Q for the 2006 first, second and third quarter (the “Form 10-Qs”), it’s Annual Report on Form 10-K for 2006 (the “2006 Form 10-K”) and its other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in the Company’s 2006 Form 10-K and its other filings with the Commission, include, among others, impact on the Company’s net loss and cash flows as a result of changes in the valuation in the GENBAND common stock received in the sale of SSG and estimated restructuring costs, the risk that the Company will not realize all the benefits of its restructuring activities and the risk that the Company’s financial results for the full year 2007 or any quarter therein will not meet the Company’s expectations. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec is a high-performance network applications company that is accelerating the transition to IP Multimedia Subsystem (IMS) networks for service providers around the globe. With its experience at the intersection of network applications and session control, Tekelec creates highly efficient platforms for managing media and delivering network solutions. Corporate headquarters are in Morrisville, N.C., U.S.A. in the Research Triangle Park area, with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
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Investor Contacts:
Jim Chiafery
Director of Investor Relations
919-461-6825 office
James.chiafery@tekelec.com

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2007	2006

	(thousands, except per share data)

Revenues	$108,793	$64,852
Cost of sales:
Cost of goods sold	51,902	32,259
Amortization of purchased technology	587	587

Total cost of sales	52,489	32,846

Gross profit	56,304	32,006

Operating expenses:
Research and development	22,207	17,998
Sales and marketing	18,665	17,553
General and administrative	13,032	14,080
Restructuring and other	—	162
Amortization of intangible assets	46	472

Total operating expenses	53,950	50,265

Income (loss) from operations	2,354	(18,259)

Other income (expense), net:
Interest income	3,940	1,649
Interest expense	(895)	(922)
Gain on sale of investments	138	1,793
Other income, net	(726)	(568)

Total other income (expense), net	2,457	1,952

Income (loss) from continuing operations before provision for income taxes	4,811	(16,307)
Provision for (benefit from) income taxes	1,811	(6,041)

Income (loss) from continuing operations	3,000	(10,266)
Loss from discontinued operations, net of taxes (1)	(16,193)	(6,243)
Impairment of discontinued operations, net of taxes (2)	(37,279)	—

Net loss	$(50,472)	$(16,509)

Earnings (loss) per share from continuing operations:
Basic	$0.04	$(0.15)
Diluted	0.04	(0.15)

Earnings (loss) per share from discontinued operations:
Basic	$(0.78)	$(0.09)
Diluted	(0.76)	(0.09)

Earnings (loss) per share:
Basic	$(0.73)	$(0.25)
Diluted	(0.72)	(0.25)

Weighted average number of shares outstanding-continuing operations:
Basic	68,914	66,833
Diluted	70,248	66,833

Weighted average number of shares outstanding:
Basic	68,914	66,833
Diluted	70,248	66,833
Notes to Unaudited Condensed Consolidated Statements of Operations:
(1) For the 3 months ended March 31, 2007, loss from discontinued operations relates to our former SSG business unit, and consists of ($9.6) million loss from operating activites and ($6.6) million restructuring charge, net of taxes. For the 3 months ended March 31, 2006, loss from discontinued operations consists of ($9.2) million loss from operating activities of SSG, and $2.9 million gain from operating activities of IEX, net of taxes.
(2) Impairment of discontinued operations represents the write down of our former SSG business unit’s assets to their fair value, net of taxes.

TEKELEC
UNAUDITED NON-GAAP(1) STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS

	Three Months Ended March 31,
	2007	2006

	(thousands, except per share data)

Revenues	$108,793	$64,852
Cost of sales:
Cost of goods sold	46,383	31,553

Gross profit	62,410	33,299

Research and development	21,193	16,491
Sales and marketing	17,648	16,038
General and administrative	10,177	11,815

Total operating expenses	49,018	44,344

Income from operations	13,392	(11,045)
Interest and other income (expense), net	2,457	159

Income from continuing operations before provision for income taxes	15,849	(10,886)
Provision for (benefit from) income taxes(2)	5,246	(4,028)

Net income from continuing operations	$10,603	$(6,858)

Earnings per share:
Basic	$0.15	$(0.10)
Diluted (3)	0.15	(0.10)
Earnings per share weighted average number of shares outstanding:
Basic	68,914	66,833
Diluted (3)	76,609	66,833
Notes to Unaudited Non-GAAP Statements of Operations for Continuing Operations:
(1) Please refer to the attached reconciliations of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.
(2) The above Non-GAAP Statements of Operations assume effective income tax rates of 33% and 37% for the three months ended March 31, 2007 and 2006, respectively.
(3) For the three months ended March 31, 2007, the calculation of diluted earnings per share includes the add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method. For the three months ended March 31, 2006, the calculation of diluted earnings per share excludes a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effect of including such amounts is anti-dilutive.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$41,626	$45,329
Short-term investments, at fair value	408,420	379,045

Total cash, cash equivalents and short-term investments	450,046	424,374
Accounts receivable, net	99,173	133,050
Inventories	22,806	25,739
Income taxes receivable	32,962	14,665
Deferred income taxes	33,098	27,671
Deferred costs and prepaid commissions	49,647	55,110
Prepaid expenses and other current assets	13,576	26,133
Assets of discontinued operations	49,048	118,341

Total current assets	750,356	825,083
Property and equipment, net	35,950	36,398
Investments in privately-held companies	7,322	7,322
Deferred income taxes, net	56,302	51,496
Other assets	2,274	2,539
Goodwill	26,876	26,876
Intangible assets, net	18,910	19,543

Total assets	$897,990	$969,257

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$25,544	$27,316
Accrued expenses	50,984	55,665
Accrued payroll and related expenses	16,489	28,733
Current portion of deferred revenues	160,843	189,994
Deferred income taxes	71	—
Liabilities of discontinued operations	39,831	40,991

Total current liabilities	293,762	342,699
Long-term convertible debt	125,000	125,000
Deferred income taxes	1,431	1,481
Long-term portion of deferred revenues	12,457	5,836
Other long-term liabilities	8,081	—

Total liabilities	440,731	475,016

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 69,589,384 and 68,728,986 shares issued and outstanding, respectively	335,846	322,620
Retained earnings	121,250	171,722
Accumulated other comprehensive income (loss)	163	(101)

Total shareholders’ equity	457,259	494,241

Total liabilities and shareholders’ equity	$897,990	$969,257

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months ended March 31,
	2007	2006
	(Thousands)
Cash flows from operating activities:
Net loss	$(50,472)	$(16,509)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	53,472	6,243
Gain on sale of investments	(138)	(1,793)
Provision for doubtful accounts and returns	92	—
Inventory write downs	1,693	—
Depreciation	4,565	2,757
Amortization of intangibles	633	1,059
Amortization, other	753	1,143
Deferred income taxes	—	(1,044)
Stock-based compensation	7,650	5,764
Excess tax benefits from stock-based compensation	(1,482)	(287)
Changes in operating assets and liabilities, net of business disposal:
Accounts receivable	33,888	(5,408)
Inventories	1,252	(2,931)
Deferred costs	13,217	(7,140)
Prepaid expenses and other current assets	(3,214)	(1,754)
Trade accounts payable	(1,867)	(314)
Income taxes receivable/payable	9,222	102
Accrued expenses	(9,686)	(10,586)
Accrued payroll and related expenses	(12,771)	(11,044)
Deferred revenues	(22,600)	67,183

Total adjustments	74,679	41,950

Net cash provided by operating activities — continuing operations	24,207	25,441
Net cash used in operating activities — discontinued operations	(3,708)	(7,523)

Net cash provided by operating activities	20,499	17,918

Cash flows from investing activities:
Proceeds from sales and maturities of investments	141,034	137,216
Purchases of investments	(170,299)	(165,683)
Purchases of property and equipment	(4,106)	(4,159)
Change in other assets	76	1,593

Net cash used in investing activities — continuing operations	(33,295)	(31,033)
Net cash provided by (used in) investing activities — discontinued operations	346	(1,854)

Net cash used in investing activities	(32,949)	(32,887)

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS- (Continued)

	Three Months ended March 31,
	2007	2006
	(Thousands)
Cash flows from financing activities:
Payments on notes payable	—	(53)
Proceeds from issuance of common stock	8,337	3,904
Excess tax benefits from stock-based compensation	1,482	287

Net cash provided by financing activities	9,819	4,138

Effect of exchange rate changes on cash	183	131

Net decrease in cash and cash equivalents	(2,448)	(10,700)
Cash and cash equivalents, beginning of period	45,329	52,069

Cash and cash equivalents, end of period	42,881	41,369
Less cash and cash equivalents of discontinued operations	1,255	699

Cash and cash equivalents of continuing operations at end of period	$41,626	$40,670

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended March 31, 2007

	(thousands, except per share data)

		SSG	GAAP			Non-GAAP
	Tekelec	(Discontinued	Continuing			Continuing
	Historical	Operations)	Operations	Adjustments		Operations

Revenues	$129,775	$20,982	$108,793	$—		$108,793
Costs and expenses:
Cost of sales:
Cost of goods sold	66,627	14,725	51,902	(519	)(1)	46,383
				(5,000	)(2)

Amortization of purchased technology	692	105	587	(587	)(3)	—

Total cost of sales	67,319	14,830	52,489	(6,106)		46,383

Gross profit	62,456	6,152	56,304	6,106		62,410

Research and development	36,212	14,005	22,207	(1,014	)(1)	21,193
Sales and marketing	22,541	3,876	18,665	(1,017	)(1)	17,648
General and administrative	16,697	3,665	13,032	(2,186	)(1)	10,177
				(669	)(4)

Impairment of assets held for sale	59,586	59,586	—	—		—
Restructuring and other	10,418	10,418	—	—		—
Amortization of intangible assets	116	70	46	(46	)(3)	—

Total operating expenses	145,570	91,620	53,950	(4,932)		49,018

Income (Loss) from operations	(83,114)	(85,468)	2,354	11,038		13,392

Interest and other income (expense), net	2,457	—	2,457	—		2,457

Income (Loss) from continuing operations before provision for income taxes	(80,657)	(85,468)	4,811	11,038		15,849

Provision for income taxes	(30,185)	(31,996)	1,811	3,435	(5)	5,246

Income (Loss) from continuing operations	(50,472)	(53,472)	3,000	7,603		10,603

Income (loss) from discontinued operations for SSG, net of taxes	—	53,472	(53,472)	53,472	(6)	—

Net Income (Loss)	$(50,472)	$—	$(50,472)	$61,075		$10,603

Earnings (Loss) per share from continuing operations:
Basic	$(0.73)		$0.04			$0.15
Diluted (7)	(0.72)		0.04			0.15

Earnings (Loss) per share:
Basic	$(0.73)		$(0.73)			$0.15
Diluted (7)	(0.72)		(0.72)			0.15

Earnings per share weighted average number of shares outstanding:
Basic	68,914		68,914			68,914
Diluted (7)	70,248		70,248			76,609
(1) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our employee stock purchase plans.
(2) The adjustments represent the charge associated with product credits issued to Bouygues Telecom, S.A. as part of our settlement of the Bouygues litigation.
(3) The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Steleus and iptelorg.
(4) The adjustment represents legal expenses incurred to settle the Bouygues litigation.
(5) The adjustment represents the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our non-GAAP effective tax rate of 33%.
(6) The adjustment represents the results of the operations of our discontinued operations.
(7) For the three months ended March 31, 2007, the calculations of diluted earnings per share related to Tekelec Historical and GAAP Continuing Operations exclude a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effect of including such amounts is anti-dilutive. The calculation of diluted earnings per share related to Non-GAAP Continuing Operations includes the add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method.

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended March 31, 2006

	(thousands, except per share data)

		SSG	GAAP			Non-GAAP
	Tekelec	(Discontinued	Continuing			Continuing
	Historical	Operations)	Operations	Adjustments		Operations

Revenues	$94,104	$29,252	$64,852	$—		$64,852
Costs and expenses:
Cost of sales:
Cost of goods sold	52,439	20,180	32,259	(706	)(1)	31,553
Amortization of purchased technology	1,276	689	587	(587	)(2)	—

Total cost of sales	53,715	20,869	32,846	(1,293)		31,553

Gross profit	40,389	8,383	32,006	1,293		33,299

Research and development	34,704	16,706	17,998	(1,507	)(1)	16,491
Sales and marketing	22,084	4,531	17,553	(1,515	)(1)	16,038
General and administrative	15,726	1,646	14,080	(2,036	)(1)	11,815
				(229	)(3)

Restructuring and other	164	2	162	(162	)(4)	—
Amortization of intangible assets	578	106	472	(472	)(2)	—

Total operating expenses	73,256	22,991	50,265	(5,921)		44,344

Income (Loss) from operations	(32,867)	(14,608)	(18,259)	7,214		(11,045)

Interest and other income (expense), net	1,952	—	1,952	(1,793	)(5)	159

Income (Loss) from continuing operations before provision for income taxes	(30,915)	(14,608)	(16,307)	5,421		(10,886)

Provision for income taxes	(11,453)	(5,412)	(6,041)	2,013	(6)	(4,028)

Income (Loss) from continuing operations	(19,462)	(9,196)	(10,266)	3,408		(6,858)

Income from discontinued operations for IEX, net of taxes	2,953	—	2,953	(2,953)	(7)	—
Income from discontinued operations for SSG, net of taxes	—	9,196	(9,196)	9,196	(7)	—

Net Income (Loss)	$(16,509)	$—	$(16,509)	$9,651		$(6,858)

Earnings (Loss) per share from continuing operations:
Basic	$(0.29)		$(0.15)			$(0.10)
Diluted (8)	(0.29)		(0.15)			(0.10)

Earnings (Loss) per share:
Basic	$(0.25)		$(0.25)			$(0.10)
Diluted (8)	(0.25)		(0.25)			(0.10)

Earnings per share weighted average number of shares outstanding:
Basic	66,833		66,833			66,833
Diluted (8)	66,833		66,833			66,833
(1) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our employee stock purchase plans.
(2) The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Steleus and iptelorg.
(3) The adjustment represents legal expenses incurred to settle the IEX vs. Blue Pumpkin litigation.
(4) The adjustment represents restructuring and other costs related to our manufacturing and corporate headquarters.
(5) The adjustment represents the gain recognized related to our receipt of shares of Alcatel-Lucent upon release from escrow.
(6) The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate of 37%.
(7) The adjustment represents the results of the operations of our discontinued operations.
(8) For the three months ended March 31, 2006, the calculations of diluted earnings per share exclude a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effect of including such amount is anti-dilutive.